Exhibit 99.3

IneedMD, Inc.

Condensed Consolidated Financial Statements

(unaudited)

Nine Months Ended September 30, 2014

IneedMD, Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
	(unaudited)

Assets

Current Assets
Cash	$3,904,905	$853,908
Accounts receivable, net	-	-
Inventory	31,145	-
Prepaid expenses	24,166	588
Prepaid Interest	-	10,473
Debt issuance costs, net	-	88,480

Total Current Assets	3,960,216	953,449

Property and equipment, net	63,458	-

Other Assets
Security Deposits	7,941	-

Total Other Assets	7,941	-

Total Assets	$4,031,615	$953,449

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$295,091	$489,057
Convertible notes payable, net of debt discount of $124,542 and $566,667, respectively	75,458	183,333
Note payable	250,000	250,000
Derivative liability	1,492,278	898,312

Total Current Liabilities	2,112,827	1,820,702

Non-current Liabilities:
Convertible notes payable, net of debt discount of $75,981 and $125,844, respectively	124,019	74,156
Derivative liability	426,775	389,932

Total Non-current Liabilities	550,794	464,088

Total Liabilities	2,663,621	2,284,790

Commitments and contingencies

Stockholders' Equity (Deficit)
Preferred Stock par value $0.0001: 15,000 shares authorized; 400 and 400 shares issued and outstanding, respectively	-	-
Class A Common Stock par value $0.0001: 60,000,000 shares authorized; 42,444,424 and 52,272 shares issued and outstanding, respectively	4,244	5
Additional paid-in capital	115,728,209	73,696,497
Accumulated deficit	(114,364,459)	(75,027,843)
Total Stockholders' Equity (Deficit)	1,367,994	(1,331,341)

Total Liabilities and Stockholders' Equity (Deficit)	$4,031,615	$953,449

See accompanying notes to the condensed consolidated financial statements.

F-1

Condensed Consolidated Statements of Operations

(unaudited)

	For the Nine Months Ended
	September 30, 2014	September 30, 2013

Revenue	$-	4,770

Cost of revenue	-	4,265

Gross margin	-	505

Operating expenses
Compensation	34,775,497	64,029,372
Consulting fees	945,179	160,496
Consulting fees- related party	238,000	54,800
Sales and marketing	326,924	126,993
Sales and marketing-related party	20,000	30,000
Research and development	519,309	17,734
General and administrative	991,500	115,715

Total operating expenses	37,816,409	64,535,110

Loss from operations	(37,816,409)	(64,534,605)

Other income (expenses)
Interest expense	(1,303,435)	(125,295)
Interest income	83	-
Derivative expense	(1,141,407)	-
Change in fair value of derivative liabilities	924,577	87,995

Total other income (expenses)	(1,520,182)	(37,300)

Loss before income tax provision	(39,336,591)	(64,571,905)

Income tax provision	25	800

Net loss	$(39,336,616)	$(64,572,705)

Net loss per common share
Basic and diluted - Common A shares	$(1.73)	$(1,291.46)

Weighted average common A shares outstanding - basic and diluted	22,782,704	50,000

See accompanying notes to the condensed consolidated financial statements.

F-2

Condensed Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	September 30,
	2014	2013

Cash Flows From Operating Activities:
Net loss	$(39,336,616)	$(64,572,705)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation Expense	4,361	-
Amortization of debt issuance costs on notes payable	129,459	-
Amortization of debt discount on notes payable	1,091,988	49,863
Derivative Expense	1,141,407	-
Change in fair value of derivative liabilities	(924,577)	(87,995)
Share based payments- Class A common stock	33,891,703	64,029,372
Share based payments- Warrants issued to consultants	430,283	-
Changes in operating assets and liabilities:
Inventory	(31,145)	-
Prepaid expenses	(23,578)	3,854
Prepaid Interest	10,473	2,858
Security Deposits	(7,941)	-
Accounts payable and accrued liabilities	(193,966)	11,373

Net Cash Used by Operating Activities	(3,818,149)	(563,380)

Cash Flows from Investing Activities:
Purchase of equipment	(67,819)	-
Repayment of loans to consultants	-	47,000

Net Cash Used In Investing Activities	(67,819)	47,000

Cash Flows from Financing Activities:
Net proceeds from related party	-	10,700
Payment of debt issuance costs	(27,000)	-
Proceeds from the issuance of convertible notes	600,000	-
Repayment of convertible notes	(1,150,000)	-
Proceeds from the issuance of Class A common stock	450,000	525,000
Proceeds from common stock subscribed	7,063,965	-

Net Cash Provided By Financing Activities	6,936,965	535,700

Net change in cash	3,050,997	19,320

Cash at beginning of reporting period	853,908	51,611

Cash at end of reporting period	$3,904,905	$70,931

Supplemental disclosures of cash flow information:
Interest paid	$39,749	$51,522
Income tax paid	$25	$800

Supplemental disclosure of non-cash investing and financing activities:

Debt issuance costs paid in the form of stock warrants on convertible notes payable	$13,979	$-
Debt discount in conjunction with the recording of the original value of the derivative liability	$400,000	$-
Debt discount in conjunction with Class A common stock issued with convertible notes payable	$66,667	$-
Debt discount in conjunction with beneficial conversion feature	$133,333	$-
Stock issuance costs paid in the form of warrants	$664,869	$-

See accompanying notes to the condensed consolidated financial statements.

F-3

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Note 1 - Organization and Operations

IneedMD, Inc. (the “Company”) was incorporated on February 16, 2000, under the laws of the State of Delaware. The Company is a medical device company that has developed a disposable device used in the diagnosis, prevention, and monitoring of cardiovascular disease. On January 27, 2014, a new subsidiary was formed in India called IneedMD Medical Device Private Ltd. The purpose of the formation of the subsidiary was to provide sales and distribution in India.

Our consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

Note 2 - Liquidity

As reflected in the accompanying condensed consolidated financial statements, the Company has a net loss for the nine months ended September 30, 2014, net cash used in operations of $3,818,149 for the nine months ended September 30, 2014 and an accumulated deficit at September 30, 2014 totaling $114,364,459. Although the Company had a net loss for the nine months ending September 30, 2014, the Company raised common stock in a private offering from June 2014 to August 2014, resulting in gross proceeds of $8,400,000. The Company expects to operate at a burn rate of approximately $193,000 per month for the next twelve months. The Company believes it has sufficient cash on hand to meet its operating needs through at least December 31, 2015.

Note 3 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2013 included elsewhere in the Company’s Registration Statement on Form 8-K. The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and the rules and regulations of the SEC. Accordingly, since they are interim statements, the accompanying condensed financial statements do not include all of the information and notes required by U.S. GAAP for annual financial statements, but reflect all adjustments consisting of normal, recurring adjustments, that are necessary for a fair presentation of the financial position as of September 30, 2014 and results of operations and cash flows for the interim periods presented. The results of operations for the nine months ended September 30, 2014 are not necessarily indicative of the operating results for the full fiscal year or any future period. The December 31, 2013 balance sheet information was derived from the audited financial statements as of that date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant accounting estimates and assumptions affecting the condensed consolidated financial statements were the allowance for doubtful accounts, valuation allowance for deferred tax assets and estimates and assumptions used in valuation of equity instruments.

F-4

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments.

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liabilities at every reporting period and recognizes gains or losses in the condensed consolidated statements of operations that are attributable to the change in the fair value of the derivative liabilities.

F-5

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities – Derivative conversion features and warrant liabilities

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the condensed consolidated balance sheets as of September 30, 2014:

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$1,919,053	$-	$-	$1,919,053	$1,919,053

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the condensed consolidated balance sheets as of December 31, 2013:

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$1,288,244	$-	$-	$1,288,244	$1,288,244

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended September 30, 2014:

	Fair Value Measurement
	Using Level 3 Inputs
	Derivative Liabilities	Total
Balance, December 31, 2013	$1,288,244	$1,288,244
Total (gains) or losses (realized/unrealized) included in statement of operations	(924,577)	(924,577)
Purchases, issuances and settlements	1,555,386	1,555,386
Balance, September 30, 2014	$1,919,053	$1,919,053

Changes in the unobservable input values could potentially cause material changes in the fair value of the Company’s Level 3 financial instruments. The significant unobservable inputs used in the fair value measurements are the expected volatility assumption and fair value of the Company’s common stock price. A significant increase (decrease) in the expected volatility and/or fair value of the Company’s common stock price assumptions could potentially result in a higher (lower) fair value measurement.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

The allowance for doubtful accounts was $- and $4,119 at September 30, 2014 and December 31, 2013, respectively.

F-6

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Inventory

Inventory are stated using the first-in, first-out (FIFO) valuation method. Inventory was comprised solely of finished goods of $31,145 and $- at September 30, 2014 and December 31, 2013, respectively.

Property and Equipment

Property and equipment are recorded at cost. Depreciation expense is computed using straight-line methods over the estimated useful lives. Asset lives for financial statement reporting of depreciation are:

Computer equipment	3-5	years
Leasehold improvements	5	years

Debt Issuance Costs

Debt issuance costs are amortized using the straight-line method over the term of the notes.

Derivative Instruments

The Company evaluates its convertible debt and warrants to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Paragraph 810-10-05-4 of the Codification and Paragraph 815-40-25 of the Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company marks to market the fair value of the remaining embedded derivative warrants at each balance sheet date and records the change in the fair value of the remaining embedded derivative warrants as other income or expense in the statements of operations.

The Company utilizes the Lattice model that values the liability of the derivative warrants based on a probability weighted discounted cash flow model with the assistance of the third party valuation firm. The reason the Company picks the Lattice model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument. Therefore, the fair value may not be appropriately captured by simple models. In other words, simple models such as Black-Scholes may not be appropriate in many situations given complex features and terms of conversion option (e.g. combined embedded derivatives). The Lattice model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features. Based on these features, there are two primary events that can occur; the holder exercises the warrants or the warrants are held to expiration. The Lattice model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on the underlying factors which led to potential scenarios. Probabilities were assigned to each scenario based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrants.

F-7

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent PPM, or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes-Merton option-pricing valuation model. The ranges of assumptions for inputs are as follows:

●	Expected term of share options and similar instruments.

●	Expected volatility of the entity’s shares and the method used to estimate it.

●	Expected annual rate of quarterly dividends.

●	Risk-free rate(s).

Advertising Costs

Advertising Costs are expensed as incurred. Advertising Expenses were $20,252 and $270 for the nine months ended September 30, 2014 and 2013, respectively.

F-8

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the condensed consolidated financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting periods ended December 31, 2013 or September 30, 2014.

The 2011 through 2013 tax years remain subject to examination by taxing authorities.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to Section 260-10-45 of the Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through convertible debt, stock options or warrants.

The following table shows the potentially outstanding dilutive Class A common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Potentially Outstanding Dilutive Class A Common Shares
	As of September 30, 2014	As of September 30, 2013

Conversion features on convertible notes	1,072,563	310

Stock purchase warrants	2,996,845	1,040

Total potentially outstanding dilutive common shares	4,069,408	1,350

F-9

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Reclassification

Certain accounts in the comparative financial statements have been reclassified to conform to the current year's presentation. These reclassifications have no effect on the prior period’s net loss.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company evaluates subsequent events through the date when the condensed consolidated financial statements are issued.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers. Amendments in this Update create Topic 606, Revenue from Contracts with Customers, and supersede the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. In addition, the amendments supersede the cost guidance in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts, and create new Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers. In summary, the core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2011-230—Revenue Recognition (Topic 605) and Proposed Accounting Standards Update 2011–250—Revenue Recognition (Topic 605): Codification Amendments, both of which have been deleted. The amendments in this Update are effectively for the Company for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the effects of ASU 2014-09 on the consolidated financial statements.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-12, Compensation- Stock Compensation. The amendments in this update apply to reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target can be achieved after the requisite service period. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF–13D–Compensation–Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period, which has been deleted. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. As indicated in the definition of vest, the stated vesting period (which includes the period in which the performance target could be achieved) may differ from the requisite service period. The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, and early adoption is permitted. The Company is currently evaluating the effects of ASU 2014-12 on the consolidated financial statements.

F-10

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern. The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-300–Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Going Concern Presumption, which has been deleted. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently evaluating the effects of ASU 2014-15 on the consolidated financial statements.

Note 4 – Property and Equipment

Property and equipment on September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	December 31, 2013
Computer and Equipment	$58,369	$-
Leasehold improvements	9,450
	67,819	-
Less: Accumulated Depreciation	(4,361)	-
	$63,458	$-

Depreciation expense charged to income for the nine months ended September 30, 2014 and 2013 amounted to $4,361 and $-, respectively.

Note 5 – Convertible Notes Payable

Convertible notes payable consist of the following:

	September 30,	December 31,
	2014	2013

Manchanda Note	$200,000	$0

Ayer Notes (I and II)	-	750,000

Chertoff Note	100,000	100,000

Van Damm Note	100,000	100,000

Total Convertible Notes	400,000	950,000

Unamortized Discount	(200,523)	(692,511)

	199,477	257,489

Current Portion of Convertible Notes	75,458	183,333

Long-Term Convertible Notes less Current Portion	$124,019	$74,156

F-11

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Chertoff and Van Damm Notes

On November 20, 2012, we entered into two Note Purchase Agreements whereby the investors acquired $200,000 of our convertible promissory notes for an aggregate purchase price of $200,000 in a private placement. The Notes are secured by all of the assets of the Company. The Notes bear interest at 9.5% per annum and mature three years from the date of issuance. Accrued interest on the Notes as of September 30, 2014 and December 31, 2013 was $35,397 and $21,186, respectively.

The Notes are convertible at any time by the investors into Class A common shares equal to the outstanding principal and interest to be converted, at a 30% discount to the last equity round. The notes had an initial conversion price of $1,400 subject to adjustments. If at any time following the issuance date, the Company completes an equity or debt offering at a value below the conversion price, then the conversion price will be adjusted with a 30% discount of the purchase price per share of common stock payable by the investors in such subsequent equity financing. The note contains a full ratchet reset dilutive feature that requires treatment as a derivative liability. The fair market value of the derivative at the commitment date was $242,630. The Company utilized a Lattice model to value the anti-dilutive conversion feature of the Notes. The probability and timing of potential future financing and fundamental transactions as applicable were estimated. In valuing the note conversion feature at the commitment date, the following assumptions were utilized: closing stock price: $2,000; exercise price $1,400; expected volatility 101%; remaining term three years; risk-free rate 0.67%, expected dividend yield 0%. The following assumptions were used to value the note conversion feature at September 30, 2014: closing stock price: $1.00; exercise price $0.35; expected volatility 94%; remaining term 1.14 years; risk-free rate 1.78%, expected dividend yield 0%. The following assumptions were used to value the note conversion feature at December 31, 2013: closing stock price: $1,000; exercise price $350; expected volatility 100%; remaining term 1.89 years; risk-free rate 1.75%, expected dividend yield 0%.

On the balance sheet, the Notes were originally recorded at $0 ($200,000 net of debt discount of $200,000). The debt discount is amortized over the life of the Notes, and as of September 30, 2014 and December 31, 2013, the unamortized debt discount on the Note was $75,981 and $125,844, respectively.

Ayer Note I

On December 9, 2013, we entered into a Note Purchase Agreement (the Note) with the Ayer Capital Partners Master Fund, LP whereby the investor acquired a $750,000 convertible promissory note for a purchase price of $750,000 in a private placement. The Note was secured by all of the assets of the Company. The Note bore interest at 1% per annum and the original maturity date was March 9, 2014. The maturity was subsequently extended to June 7, 2014. On June 13, 2014, the noteholder signed a default and covenant waiver. The Note was repaid on July 15, 2014. The investor had the option to convert all or a portion of the Note into equity prior to the maturity date contingent upon an equity financing by the Company at a conversion price equal to the price per share of financing securities paid by the other investors in the financing.

In connection with the Note, the investor received a warrant to purchase shares of Class A common stock at a price equal to 35% of the principal amount of the Note. This warrant was issued to the investor at an exercise price of $268.78. The warrant expires on December 9, 2018. If the maturity date of the Note is extended, the warrant increases to an amount to purchase shares of Class A common stock at a price equal to 70% of the principal amount of the Note. If at any time prior the two year anniversary of the issuance date of the Note, the Company completes an equity or debt offering at a value below the exercise price, then the exercise price will be adjusted to the purchase price per share of common stock payable by the investors in such subsequent equity financing. The Company analyzed the exercise feature for derivative consideration under ASC 815 and determined that the exercise feature qualified for accounting treatment as a derivative liability. The fair market value of the derivative at the commitment date was $883,087. The Company utilized a Lattice model to value the anti-dilutive feature of the warrants. The probability and timing of potential future financing and fundamental transactions as applicable were estimated. The following assumptions were used to value the warrant liability at the commitment date: closing stock price: $1,000; exercise price $268.78; expected volatility 101%; remaining term five years; risk-free rate 1.50%, expected dividend yield 0%. The following assumptions were used to value the warrant liability at December 31, 2013: closing stock price: $1,000; exercise price $268.78; expected volatility 100%; remaining term 4.94 years; risk-free rate 1.75%, expected dividend yield 0%.

F-12

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

On March 9, 2014, due to the maturity extension of the Note, the warrant increased to an amount to purchase shares of Class A common stock at a price equal to 70% of the principal amount of the Note. As a result, an additional derivative liability was recorded at a fair market value of $881,433. The following assumptions were used to value the warrant liability at March 9, 2014: closing stock price: $1,000; exercise price $268.78; expected volatility 100%; remaining term 4.75 years; risk-free rate 1.65%, expected dividend yield 0%.

Debt issuance costs of $117,106 pertaining to placement agent fees and commissions on the Note were recorded. The debt issuance costs were amortized over the life of the Note and were paid in the form of $90,000 in cash and stock warrants to purchase 30,000 Class A common shares. The warrants issued to the placement agent were of the same form as the warrants attached to the Note, and the market value of the derivative liability at the commitment date was $27,106. As of September 30, 2014 the debt issuance costs were fully amortized and at December 31, 2013, the unamortized debt issuance costs on the Note were $88,480.

On the balance sheet, the Note was originally recorded at $0 ($750,000 net of debt discount of $750,000). The debt discount was amortized over the life of the Note. As of September 30, 2014 the debt discount was fully amortized and at December 31, 2013, the unamortized debt discount on the Note was $566,667.

Ayer Note II

On February 24, 2014, we entered into a Note Purchase Agreement (the Note) with the Ayer Capital Special Situations Fund, LP whereby the investor acquired a $400,000 convertible promissory note for a purchase price of $400,000 in a private placement. The Note was secured by all of the assets of the Company. The Note bore interest at 1% per annum and the original maturity date was May 24, 2014. The maturity was subsequently extended to August 22, 2014. On June 13, 2014, the noteholder signed a default and covenant waiver. The Note was repaid on August 26, 2014. The investor had the option to convert all or a portion of the Note into equity prior to the maturity date contingent upon an equity financing by the Company at a conversion price equal to the price per share of financing securities paid by the other investors in the financing.

In connection with the Note, the investor received a warrant to purchase shares of Class A common stock at a price equal to 35% of the principal amount of the Note. This warrant was issued to the investor at an exercise price of $268.78. The warrant expires on February 24, 2019. If the maturity date of the Note is extended, the warrant increases to an amount to purchase shares of Class A common stock at a price equal to 70% of the principal amount of the Note. If at any time prior the two year anniversary of the issuance date of the Note, the Company completes an equity or debt offering at a value below the exercise price, then the exercise price will be adjusted to the purchase price per share of common stock payable by the investors in such subsequent equity financing. The Company analyzed the exercise feature for derivative consideration under ASC 815 and determined that the exercise feature qualified for accounting treatment as a derivative liability. The fair market value of the derivative at the commitment date was $455,430. The Company utilized a Lattice model to value the anti-dilutive feature of the warrants. The probability and timing of potential future financing and fundamental transactions as applicable were estimated. The following assumptions were used to value the warrant liability at the commitment date: closing stock price: $1,000; exercise price $268.78; expected volatility 100%; remaining term five years; risk-free rate 1.57%, expected dividend yield 0%.

F-13

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

On May 24, 2014, due to the maturity extension of the Note, the warrant increased to an amount to purchase shares of Class A common stock at a price equal to 70% of the principal amount of the Note. As a result, an additional derivative liability was recorded at a fair market value of $204,544. The following assumptions were used to value the warrant liability on May 24, 2014: closing stock price: $1.00; exercise price $1.00; expected volatility 96%; remaining term 4.75 years; risk-free rate 1.55%, expected dividend yield 0%.

Debt issuance costs of $40,979 pertaining to placement agent fees and commissions on the Note were recorded. The debt issuance costs are amortized over the life of the Note using the straight-line method as it approximates the effective interest method. Debt issuance costs were paid in the form of $27,000 in cash and stock warrants to purchase 16,000 Class A common shares. The warrants issued to the placement agent were of the same form as the warrants attached to the Note, and the market value of the derivative liability at the commitment date was $13,979. As of September 30, 2014, the debt issuance costs were fully amortized.

On the balance sheet, the Note was originally recorded at $0 ($400,000 net of debt discount of $400,000). The debt discount was amortized over the life of the Note and as of September 30, 2014 the debt discount was fully amortized.

Manchanda Note

On June 20, 2014, we entered into a Note Purchase Agreement with Kabir Manchanda whereby the investor acquired a $200,000 convertible promissory note for a purchase price of $200,000 in a private placement. The Note bears interest at 12% per annum and matures on March 20, 2015. The Note and accrued interest can convert into Class A common stock at $0.50 per share. In addition, the noteholder received 100,000 shares of Class A common stock. The beneficial conversion feature and the common stock was recorded as a debt discount of $200,000. Accrued interest on the Note as of September 30, 2014 was $6,773.

On the balance sheet, the Note was originally recorded at $0 ($200,000 net of debt discount of $200,000). The debt discount was amortized over the life of the Note, and as of September 30, 2014 the unamortized debt discount on the Note was $124,542.

Note 6 - Note Payable

On November 15, 2011, we entered into a Note Purchase Agreement with Richard Pinto whereby the investor acquired a $250,000 promissory note for a purchase price of $250,000 in a private placement. The Note bears interest at 21% per annum and matured on February 15, 2012. The maturity date on the Note was extended to August 1, 2014. On October 27, 2014, $150,000 of the note principal and all accrued interest was repaid. Furthermore, the Company induced the investor to convert the remaining $100,000 of note principal into 200,000 shares of Class A common stock, and the investor agreed to cancel outstanding warrants issued in connection with the note. Since the Company had overpaid on the investor’s interest payments, the Company had recorded prepaid interest of $- and $10,473 as of September 30, 2014 and December 31, 2013, respectively. This note is personally guaranteed by Govindan Gopinathan, the Chief Executive Officer and largest shareholder of the Company, and Fernando Green.

In connection with the Note, warrants to purchase 25 Class A common shares were issued to the investor. The warrants have an exercise price of $2,000 per share and expire on November 1, 2016. The Company valued the warrants at $11,854 on the commitment date using a Black-Scholes-Merton option pricing model utilizing the following assumptions: closing stock price: $1,000; exercise price $2,000; expected volatility 113%; expected term five years; risk-free rate 0.90%, expected dividend yield 0%.

On the balance sheet, the Note was originally recorded at $238,146 ($250,000 net of debt discount of $11,854). The debt discount was amortized over the life of the Note and is fully amortized.

F-14

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Note 7 - Derivative Liabilities

The company identified derivative liabilities associated with the convertible debt and warrants issued.

As a result of the application of ASC No. 815, the fair values of the Company’s derivative liabilities are summarized as follows:

	Note Conversion Features	Warrants	Total
Balance, December 31, 2013	389,932	898,312	1,288,244
Fair value at the commitment date	-	1,555,386	1,555,386
Change in fair value	36,843	(961,420)	(924,577)
Balance, September 30, 2014	$426,775	$1,492,278	$1,919,053

The Company recorded debt discount to the extent of the gross proceeds of each note, and immediately expensed the remaining derivative value if it exceeded the gross proceeds. The Company recorded a derivative expense of $1,141,407 and $- for the nine months ended September 30, 2014 and 2013, respectively.

Note 8 – Related Party Transactions

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Periodically, Govindan Gopinathan, the Chief Executive Officer, Board member and largest shareholder of the Company, advanced the Company monies and periodically, the Company repaid portions of the advances. The advances are non-interest bearing and have no specified maturity date. As of September 30, 2014 and December 31, 2013, the Company owed no monies to Govindan Gopinathan.

Govindan Gopinathan provided consulting services for the Company. Consulting expenses pertaining to his services were $148,000 and $44,800 for the nine months ended September 30, 2014 and 2013, respectively, and are a component of Consulting fees- related party in the Condensed Consolidated Statement of Operations. Govindan Gopinathan also provided sales and marketing services for the company. Consulting expenses pertaining to his services were $- and $30,000 for the nine months ended September 30, 2014 and 2013, respectively, and are a component of Sales and marketing- related party in the Condensed Consolidated Statement of Operations.

Arthur Tilford, a former Board member, provided consulting services for the Company. Consulting expenses pertaining to his services were $10,000 and $10,000 for the nine months ended September 30, 2014 and 2013, respectively, and are a component of Consulting fees- related party in the Condensed Consolidated Statement of Operations.

Andrew Miniger, a former Board member, provided consulting services for the Company. Consulting expenses pertaining to his services were $20,000 and $0 for the nine months ended September 30, 2014 and 2013, respectively, and are a component of Consulting fees- related party in the Condensed Consolidated Statement of Operations.

Dalen Harrison, a former Board member, provided sales and marketing services for the Company. Sales and marketing expenses pertaining to his services were $20,000 and $0 for the nine months ended September 30, 2014 and 2013, respectively, and are a component of Sales and marketing- related party in the Condensed Consolidated Statement of Operations.

Thomas Nicolette, a Board member, provided consulting services for the Company. Consulting expenses pertaining to his services were $45,000 and $0 for the nine months ended September 30, 2014 and 2013, respectively, and are a component of Consulting fees- related party in the Condensed Consolidated Statement of Operations.

F-15

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Note 9 – Stockholders’ Equity (Deficit)

Class A Common Stock

On January 27, 2014, the Company issued 50 Class A common shares to an investor in a private placements at $1,000 per share for total proceeds of $50,000.

On March 6, 2014, the Company issued 400 Class A common shares to an investor in a private placements at $1,000 per share for total proceeds of $400,000.

On April 20, 2014, the Company, with the ratification of the Board of Directors, amended the Company’s Certificate of Incorporation to eliminate the common B class of stock. All of the existing Class B common shares as of April 20, 2014 were converted into the same number of Class A common shares. All references to numbers or values of the Company's common shares have been adjusted to reflect this share conversion.

On April 20, 2014, the Company, with the ratification of the Board of Directors, amended the Company’s Certificate of Incorporation to effect a 1 for 1,000 reverse split of the Company's issued and outstanding shares of common stock. All references to numbers or values of the Company's common shares have been adjusted to reflect this 1 for 1,000 reverse split. All warrant amounts and exercise prices have been adjusted to reflect this 1 for 1,000 reverse split.

On April 20, 2014, the Company, with the ratification of the Board of Directors, issued 33,891,703 shares of Class A common stock to investors and consultants. The shares were valued at $1.00 per share and $33,891,703 was recorded as Compensation Expense in the Statement of Operations.

As discussed in Note 5, on June 20, 2014, a noteholder received 100,000 shares of Class A common stock as part of the consideration in his Note Purchase Agreement.

Between June and August 2014, the Company sold 8,400,000 shares of common stock to investors in exchange for $8,400,000 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $1,336,035. In addition, 840,000 five year warrants with an exercise price of $1.00 were issued to the placement agent. The Company valued the warrants at $664,869 on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

In valuing the warrants issued in conjunction with the above private placements, the Company used the following assumptions:

●	The stock price was based upon the issuance price the in private placement, or $1.00 per share.

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. The risk free rate had a range of 1.55% – 1.74%.

F-16

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

●	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was $0.

●	The warrant term is the life of the warrant, which was five years.

●	The expected volatility was benchmarked against similar companies in a similar industry. The expected volatility used had a range of 101% – 117%.

●	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested warrants, which was 0%.

Warrants

The following is a summary of the Company’s warrant activity during the nine months ended September 30, 2014:

Warrants Weighted Average Exercise Price

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2013	1,878	$634.27
Granted	3,494,992	0.62
Exercised	-	-
Forfeited/Cancelled	(25)	2,000.00
Outstanding – September 30, 2014	3,496,845	$0.87
Exercisable – September 30, 2014	2,996,845	$0.93

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.50 – 2,000.00	3,496,845	4.55	$0.87	2,996,845	4.75	$0.93

At September 30, 2014, the total intrinsic value of warrants outstanding and exercisable was $1,328,000 and $1,078,000, respectively. At December 31, 2013, the total intrinsic value of warrants outstanding and exercisable was $714,672.

Note 10 - Significant Risks and Uncertainties

Cash and Cash Equivalents

The Company places its temporary cash investments with financial institutions, which from time to time may exceed the Federal Deposit Insurance Corporation limit.

F-17

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Accounts Payable Concentrations

Accounts payable from a single vendor in any one year can exceed 10.0% of our total purchases. As of September 30, 2014, three vendors represented 19%, 17% and 13%, respectively, of our accounts payable. As of December 31, 2013, two vendors represented 77% and 10%, respectively, of our accounts payable.

Note 11 - Commitments and Contingencies

Operating Leases

On April 25, 2014, the Company signed a 36 month lease agreement for its office facilities in Hicksville, New York commencing on June 1, 2014 and expiring on June 1, 2017. The lease requires base annual rent of approximately $51,000 for the first year, with 4% increments each year thereafter. Rent expense will be recognized on a straight line basis over the term of the lease. Effective September 1, 2014, the lessor released the Company from its remaining obligations under the lease in exchange for the lessor retaining the Company’s three month security deposit totaling $12,750. The release of the security deposit to the lessor resulted in $12,750 of additional rent expense during the nine months ended September 30, 2014.

On June 18, 2014, the Company signed a 60 month lease agreement for its office facilities in New York, New York commencing on July 1, 2014 and expiring on June 30, 2019. The lease requires base annual rent of approximately $46,260 for the first year, with 3% increments each year thereafter. Rent expense will be recognized on a straight line basis over the term of the lease.

Future minimum lease payments under these non-cancelable operating leases are approximately as follows:

Year Ending December 31
2014 (remainder of year)	$11,565
2015	47,070
2016	48,363
2017	49,813
2018	51,308
Thereafter	26,033
Total	$234,152

Financial Advisory and Investment Banking Agreement

The Company entered into an exclusive Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective January 17, 2014 and amended on June 9, 2014 (the “Spartan Advisory Agreement”). Pursuant to the Spartan Advisory Agreement, Spartan will act as the Company’s exclusive financial advisor and placement agent to assist the Company in connection with a best efforts private placement (the “Financing”) of up to $7.4 million of the Company’s equity securities (the “Securities”) and a reverse merger. The Company upon closing of the Financing shall pay consideration to Spartan, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the Financing. The Company shall grant and deliver to Spartan at the closing of the Financing, for nominal consideration, five year warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 10% of the number of shares of Common Stock (and/or shares of Common Stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities) sold at such closing. The Warrants shall be exercisable at any time during the five year period commencing on the closing to which they relate at an exercise price equal to the purchase price per share of Common Stock paid by investors in the Financing or, in the case of exercisable, convertible, or exchangeable securities, the exercise, conversion or exchange price thereof. If the Financing is consummated by means of more than one closing, Spartan shall be entitled to the fees provided herein with respect to each such closing.

F-18

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Along with the above fees, the Company shall pay (i) a $10,000 engagement fee upon execution of the agreement, (ii) up to $60,000 for expenses incurred by Spartan in connection with this Financing, together with cost of background checks on the officers and directors of the Company and (iii) a monthly fee of $10,000 for 36 months contingent upon Spartan successfully completing the $6 million Financing.

Consulting Agreement

On July 1, 2014, Thomas Nicolette entered into a two year consulting agreement to serve as the Company’s Chief Operating Officer (“COO”). The COO will receive monthly fees of $15,000. In addition, the COO received warrants to purchase 1,000,000 shares of the Class A common stock, with 500,000 warrants vesting on July 1, 2014 and 500,000 warrants vesting on June 30, 2015. The warrants are exercisable for five years at an exercise price of $0.50. During the nine months ended September 30, 2014, the Company recorded $430,283 in compensation expense pertaining to these warrants.

In valuing the warrants issued in conjunction with the above private placements, the Company used the following assumptions:

●	The stock price was based upon the issuance price the in private placement, or $1.00 per share.

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. The risk free rate was 1.66%.

●	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the expected dividend rate was $0.

●	The warrant term is the expected life of the warrant, which was 2.5 years.

●	The expected volatility was benchmarked against similar companies in a similar industry. The expected volatility used was 90%.

●	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested warrants, which was 0%.

Employment Agreements

On May 5, 2014, Robert Riola entered into a three year employment agreement to serve as the Company’s Chief Technology Officer (“CTO”) conditioned upon and effective upon the Company receiving investment funding of at least $5,000,000. On July 18, 2014, the Company had received the minimum investment funding and the agreement became effective. The CTO shall receive a base salary of $185,000. Until the Company reaches a quarterly adjusted EBITDA as defined in the agreement, 50% of the CTO’s salary will be deferred. The CTO shall be entitled to consideration for a discretionary annual bonus payable in cash and/or share-based compensation. As of September 30, 2014, $18,753 in deferred salary has been accrued in the Condensed Consolidated Balance Sheet. On Nov. 12, 2014, Mr. Riola resigned as CTO.

On May 27, 2014, Govindan Gopinathan entered into a three year employment agreement to serve as the Company’s Chief Executive Officer (“CEO”) conditioned upon and effective upon the Company receiving investment funding of at least $5,000,000. On July 18, 2014, the Company had received the minimum investment funding and the agreement became effective. The CEO shall receive a base salary of $380,000. Until the Company reaches a quarterly adjusted EBITDA as defined in the agreement, 50% of the CEO’s salary will be deferred. The CEO shall be entitled to consideration for a discretionary annual bonus payable in cash and/or share-based compensation. As of September 30, 2014, $38,521 in deferred salary has been accrued in the Condensed Consolidated Balance Sheet. On Nov. 12, 2014 Dr. Gopinathan resigned as CEO.

F-19

IneedMD, Inc.

Notes to the Condensed Consolidated Financial Statements

September 30, 2014 and 2013

(unaudited)

Management Transition Agreement

On September 12, 2014, the Company signed a management transition agreement with a former management consultant of the Company. The management consultant will assist with the orderly transition of management and the transfer of information, documentation and knowledge that the consultant may possess about the business and affairs of the Company. In exchange, the Company will pay the management consultant a nonrefundable fee of $125,000 upfront, and commencing on October 15, the Company will pay the management consultant $12,500 per month for the next twelve months contingent upon the management consultant’s continued cooperation. For the nine months ended September 30, 2014, the Company paid the management consultant $125,000, which is recorded as a component of Consulting expense in the Condensed Consolidated Statement of Operations.

Litigations, Claims and Assessments

In 2013, a former sales consultant who was terminated by the Company commenced an action against the Company. The former sales consultant claimed that he had a signed employment agreement with the Company and that the Company breached the terms of his employment agreement by improperly terminating him. He sought unpaid salary for the duration of the term of the employment agreement, together with stock warrants he claimed was allegedly due him. IneedMD claimed that the alleged employment agreement that the former consultant presented in court is a fraudulent document, the document was not executed by Dr. Gopinathan, the Company’s CEO, and such employment and the effective date of the employment agreement was specifically conditioned upon the Company first being properly funded. In October 10, 2014, the matter was settled for $35,000 in cash and 20,000 shares of Class A common stock valued at $1.00 per share. As of September 30, 2014, $55,000 has been accrued for the settlement in the Company’s Condensed Consolidated Financial Statements.

Note 12 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.

On November 12, 2014, Sun Ho Foo, Samin Sharma and Arthur Tilford resigned from their positions as members of the Board of Directors.

On November 12, 2014, Govindan Gopinathan resigned from his position as Company’s Chief Executive Officer. He was also appointed as the Executive Chairman of the Board of Directors.

On November 12, 2014, Thomas Nicolette resigned from his position as Company’s Chief Operating Officer and was promoted to Chief Executive Officer. He also was added as a member of the Board of Directors.

On November 12, 2014, Robert Riola resigned from his position as the Company’s Chief Technology Officer.

F-20